                                                                   Exhibit 99(e)


                                                                         ENTERED
                                                                 DECEMBER 4 1998
                                                                  CLERK'S OFFICE
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division


                                             )
In re:                                       )
                                             )      Case Nos. 98-23115 through
CRIIMI MAE Inc., et al.                      )      98-23117
                                             )      (Chapter 11)
                         Debtors.            )      Jointly Administered -
                                             )      Under Case No. 98-23115-DK
                                             )
                                             )
MERRILL LYNCH MORTGAGE                       )
CAPITAL INC.,                                )
                                             )
                         Movant,             )
                                             )
         v.                                  )
                                             )
CRIIMI MAE Inc.                              )
                                             )
                         Respondent.         )
                                             )


                 STIPULATION AND CONSENT ORDER REGARDING MOTION
                            AND ADVERSARY PROCEEDING

         Upon the filing by Merrill Lynch Mortgage Capital Inc. ("MLMCI") of a Motion for Relief from the Automatic Stay or, in the Alternative, for Entry of an Order Directing Debtor to Provide Adequate Protection (the "Motion") and upon the consent by CRIIMI MAE Inc. (the "Debtor") and the Official Committee of Unsecured Creditors of the Debtor (the "Committee") to the limited relief set forth in this Stipulation and Order and upon the stipulation by MLMCI, the Debtor and the Committee, the Court finds that:

       A. Proper notice hereof has been given to the United States Trustee and to the necessary parties pursuant to Bankruptcy Rule 4001.

       B. As of the date the Debtor filed its petition for relief herein, October 5, 1998, the Debtor was indebted to MLMCI under the terms of a Master Assignment Agreement dated September 25, 1997, as amended and supplemented by the Debtor and MLMCI (the "Loan Agreement").

       C. Subject to the provisions of paragraph 6(b) and paragraph 8 hereof, the loans made by MLMCI to the Debtor pursuant to the Loan Agreement (the "Loans") are secured by a first priority security interest in the following collateralized bond obligations (the "CBOs") issued by CRIIMI MAE Commercial Mortgage Trust, together with all proceeds, distributions and amounts realized therefrom (the "Distributions") (the CBOs and the Distributions are hereafter referred to collectively as the "Collateral Securities"):

              Commercial Mortgage Bonds, Series l998-C1, Class D1 Commercial Mortgage Bonds, Series l998-C1, Class D2 Commercial Mortgage Bonds, Series 1998-C1, Class E Commercial Mortgage Bonds, Series 1998-CI, Class F Commercial Mortgage Bonds, Series l998-C1, Class G Commercial Mortgage Bonds, Series l998-C1, Class HI Commercial Mortgage Bonds, Series l998-C1, Class H2 Commercial Mortgage Bonds, Series 1998-C1, Class J

         D. Subject to the provisions of paragraph 6(b) and paragraph 8 hereof, MLMCI has a validly perfected security interest in the Collateral Securities.

         E. Subject to the provisions of paragraph 6(b) and paragraph 8 hereof, the Distributions constitute MLMCI's cash collateral as defined in Section 363(a) of Title 11 ("Cash Collateral").


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       NOW, THEREFORE, it is ORDERED that:

       1. RELIEF FROM THE AUTOMATIC STAY. The automatic stay created by Section 362(a) of Title 11 is hereby modified to the limited extent necessary to implement the terms and provisions of this Stipulation and Order and shall otherwise remain in full force and effect.

       2. APPLICATION OF DISTRIBUTIONS RECEIVED DURING OCTOBER 1998. On or about October 2, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), acting as the agent of MLMCI, received Distributions on the CBOs in the amount of $3,256,466.51, (the "October Distributions"), which amount was subsequently transferred to MLMCI. Within five (5) days following the entry of this Stipulation and Order, MLMCI shall apply $1,745,600.03 of the October Distributions to accrued interest under the Loan Agreement at the non-default contract rate (which shall satisfy the October interest obligation and any late charges related thereto, without prejudice to MLMCI's right to seek default interest, attorney's fees, and costs as provided herein) and shall pay the balance of $1,510,866.48 to the Debtor (the "Debtor's October Distribution Share").

       3. APPLICATION OF DISTRIBUTIONS RECEIVED AFTER OCTOBER 1998. Beginning with the Distributions received in November 1998, MLMCI : (a) shall apply the Distributions received each month first to accrued interest under the Loan Agreement at the non-default contract rate, which is hereby confirmed to be 100 basis points in excess of one-month LIBOR, as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination, with the applicable interest rate to be recalculated on a monthly basis beginning October 9, 1998; (b) shall pay to the Debtor 50% of the balance of the Distributions remaining after the application of Distributions to accrued interest under the Loan Agreement at the non- default contract rate (the "Debtor's Distribution Share"); and (c) shall retain and apply to the outstanding principal balance


                                      -3-

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of the Loans the remaining 50% of the balance of the Distributions ("MLMCI's
Distribution Share"). Pursuant to the prior provisions of this paragraph, with respect to the Distributions received on or about November 3, 1998 in the amount of $3,256,466.51 (the "November Distribution"), within five (5) days following the entry of this Stipulation and Order, MLMCI shall apply $1,502,345.25 of the November Distribution to accrued interest under the Loan Agreement at the non-default contract rate (which shall satisfy the November interest obligation and any late charges related thereto, without prejudice to MLMCI's right to seek default interest, attorney's fees and costs, as provided herein) and shall pay $877,060.63 to the Debtor with the balance to be retained by MLMCI and applied to the outstanding principal balance of the Loans. The application by MLMCI of the Distributions each month as set forth herein shall be at the earlier of the date of receipt of the Distributions by MLMCI or one (l) business day after its receipt by MLPF&S on behalf of MLMCI, and the payments to the Debtor as set forth herein shall be made within the earlier of three (3) business days of MLMCI's receipt of the Distributions or four (4) business days of MLPF&S's receipt of the Distributions on behalf of MLMCI. MLMCI will provide to the Debtor by the tenth business day of each month a written report on all Distributions received with respect to the CBOs in the prior calendar month. Within five (5) business days following the entry of this Stipulation and Order, MLMCI will provide to the Debtor a written report on all Distributions received in the month of October 1998.

       4. USE OF THE DEBTOR'S DISTRIBUTION SHARES. The Debtor may use the Debtor's October Distribution Share and the other Debtor's Distribution Shares in the ordinary course of business or for any other purpose permitted by Court order free and clear of any liens.


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

       5. MLMCI'S RIGHT TO PLEDGE. MLMCI's rights pursuant to Section 12(i) of the Loan Agreement shall continue in full force and effect, subject to the terms and conditions of Section 12(i) of the Loan Agreement.

       6. RESERVATION OF RIGHTS. Notwithstanding any other provision hereof, once made, no party in interest may contest or assert claims relating to the disbursement and application of the Distributions actually made pursuant to this Stipulation and Order (other than as provided for in paragraph 8 herein with respect to recharacterization) provided, however, that if the Committee commences a timely proceeding to contest the finding in this Stipulation and Order that MLMCI has a perfected, first priority security interest in the Collateral Securities in accordance with the provisions of paragraph 8, the Committee shall be entitled to contest or assert claims relating to the disbursement and application of Distributions actually made pursuant to this Stipulation and Order if, and only if, it is successful in such challenge. This Stipulation and Order shall not constitute a finding that the interests of MLMCI are or are not adequately protected. MLMCI shall be entitled to file a motion for adequate protection for its interest in the Collateral Securities at any time hereafter, in its sole discretion. Except as provided in the first sentence of this paragraph, this Stipulation and Order shall not constitute a modification, waiver of or agreement to delay in the exercise of any rights or remedies of MLMCI under the Loan Agreement or otherwise at any time to take any action, including, but not limited to, seeking adequate protection, filing a motion for relief from or to condition the automatic stay, a motion to dismiss or convert this case, a motion for the appointment of an examiner or a trustee or to assert any other rights, claims, remedies or defenses available to it, or to respond to any motion, application, proposal or other action. Except as provided in the first sentence of this paragraph, and except for the Debtor's and the Committee's consent to the findings set forth in paragraph

"A" through "E" hereof (subject to the terms thereof), this Stipulation and Order is without prejudice to all rights, claims, remedies and defenses of, and the same are specifically reserved by, MLMCI, the Debtor, and the Committee, including but not limited to, the right to seek an increase, decrease or alteration in any future payments which would otherwise be made hereunder. Without in any way limiting the generality of the foregoing: (a) MLMCI's agreement to apply the Distributions to accrued interest at the non-default contract rate does not prejudice MLMCI's rights under the Loan Agreement or applicable law, including, but not limited to, the right to assert claims for default interest, late fees, attorneys' fees, and costs or the Debtor's and the Committee's defenses and claims with respect thereto, and (b) the Debtor and the Committee expressly reserve the right to seek equitable subordination of MLMCI's claims including but not limited to equitable subordination of MLMCI's first lien position on the Collateral Securities, with MLMCI expressly reserving the right to raise any defenses thereto.

       7. TERM OF STIPULATION AND ORDER. MLMCI's ongoing obligation to pay the Debtor's Distribution Shares, the Debtor's ongoing right to use the Debtor's Distribution Shares and MLMCI's ongoing right to retain and to apply MLMCI's Distribution Shares as provided herein shall terminate only upon further Order of this Court or upon the effective date of a plan of reorganization.

       8. BINDING EFFECT. The terms and provisions of this Stipulation and Order shall be binding upon all parties in interest including the Committee and any trustee appointed in this case or in any Chapter 7 case to which this Chapter II case may be converted, provided, however, that the Committee shall have until December 24, 1998 to commence a proceeding (or to file a motion seeking authority to commence a proceeding) to contest the finding that MLMCI has a perfected first priority security interest in the Collateral Securities, including without limitation the commencement of an avoidance action. Unless the Committee commences such a proceeding (or files a motion seeking authority to commence such a proceeding) by December 24, 1998, such finding shall become final and binding on the Committee and no party in interest may thereafter seek to avoid the lien of MLMCI on the Collateral Securities, it being expressly understood that such limitation does not restrict the right of the Committee or the Debtor to pursue the right of equitable subordination as set forth in this Stipulation and Order. It is expressly understood and agreed that, in addition to all other rights, claims, remedies and defenses which are reserved herein, the Committee and the Debtor shall be permitted at any time (a) to seek an order equitably subordinating MLMCI's lien and/or claim and/or (b) to seek an order avoiding and/or recovering pre-petition payments to or for the benefit of MLMCI under applicable provisions of the Bankruptcy Code, other than such Distributions as have been expressly authorized and/or made under this Stipulation and Order and other than seeking to avoid the lien of MLMCI except for the Committee's rights during the period prior to December 24, 1998, as expressed herein. In addition, all parties hereto reserve all rights to seek to recharacterize the application of any payments or retentions authorized hereunder, including whether such payments or retentions should be applied to principal, interest, costs or other charges under the Loan Agreement. However, no party may seek to recover or disgorge any payments or retentions made under this Stipulation and Order.

       9. CORE PROCEEDING. The subject of this Stipulation and Order is a "core" proceeding within the meaning of 28 U.S.C. ss. 157. This Stipulation and Order is a final order of the Bankruptcy Court, immediately applicable and valid and fully effective upon its entry.

       10. DISMISSAL WITHOUT PREJUDICE OF COMPLAINT AND MOTION. Within five (5) business days after the entry of this Stipulation and Order: (a) the Debtor will file a Stipulation of

Dismissal without prejudice of the Complaint for Turnover and Other Relief it filed against MLMCI, adversary proceeding number 98-1604 and (b) MLMCI will file appropriate pleadings to dismiss without prejudice the Motion. The dismissal of the Complaint and the Motion shall not affect this Stipulation and Order, the terms of which shall continue in full force and effect.

       11. CONSTRUCTION. The captions in this Stipulation and Order are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof. As used herein, "business day" means any day other than a Saturday; a Sunday; a day when banks in New York or Maryland are authorized or required to close; or a day when the New York Stock Exchange is closed.

       Notice of the entry of this Order shall be sent to all persons as required by Bankruptcy Rule 2002(i) and Local Rule 2002-1(h) providing that any objections to this Order must be filed within twenty (20) days of the date of such Notice.

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       Let the Clerk forward copies of this Stipulation and Order to counsel whose names and addresses appear below.

       SO ORDERED this 4th day of December 1998.

                                   /s/ Duncan W. Keir
                                   ------------------
                                   Duncan W. Keir
                                   United States Bankruptcy Court



                                   CONSENTED AND AGREED TO:


                                   /s/ David R. Kuney / RLW with permission
                                   ----------------------------------------
                                   David R. Kuney, MFB # 07980
                                   WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
                                   PO Box 19841
                                   1120 Nineteenth Street, NW
                                   Washington, DC 20036-9841
                                   202-467-6900

                                   and

                                   A. Robert Pietrzak, Esq.
                                   William M. Goldman, Esq.
                                   Andrew W. Stern, Esq.
                                   Maria D. Melendez. Esq.
                                   BROWN & WOOD LLP
                                   One World Trade Center
                                   New York, New York 10048-0557
                                   212-839-5300

                                   Co-Counsel for Merrill Lynch Mortgage
                                   Capital, Inc.

                                   /s/ Richard L. Wasserman
                                   ------------------------
                                   Richard L. Wasserman, Esq.
                                   VENABLE, BAETJER AND HOWARD, LLP
                                   1800 Mercantile Bank and Trust Building
                                   2 Hopkins Plaza
                                   Baltimore, MD  21201
                                   410-244-7400


                                   Counsel for the Debtor, CRIIMI MAE Inc.


                                   /s/ Michael Bernstein / RW with permission
                                   ------------------------------------------
                                   Daniel M. Lewis, Esq.
                                   Michael Bernstein, Esq.
                                   ARNOLD & PORTER
                                   555 Twelfth Street, NW
                                   Washington, DC 20004-1206


                                   Counsel for the Official Committee of
                                   Unsecured Creditors.


CC:

Office of the United States Trustee
6305 Ivy Lane, Suite 600
Greenbelt, MD  20770

David R. Kuney, MFB # 07980
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
PO Box 19841
1120 Nineteenth Street, NW
Washington, DC  20036-9841
202-467-6900

A. Robert Pietrzak, Esq.
William M. Goldman, Esq.
Andrew W. Stern, Esq.
Maria D. Melendez. Esq.
BROWN & WOOD LLP
One World Trade Center
New York, New York  10048-0557

Richard L. Wasserman, Esq.
VENABLE, BAETJER AND HOWARD, LLP
1800 Mercantile Bank & Trust Building
2 Hopkins Plaza
Baltimore, MD  21201

Daniel M. Lewis, Esq.
Michael Bernstein, Esq.
ARNOLD&PORTER
555 Twelfth Street, NW
Washington, DC  20004-1206


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